UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2026

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2029	KHC29	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2031	KHC31	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2033	KHC33	The Nasdaq Stock Market LLC
3.950% Senior Notes due 2034	KHC34	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2026, the Board of Directors (the “Board”) of The Kraft Heinz Company (the “Company”) amended and restated the Company’s by-laws (the “By-Laws”), effective as of such date. Among other things, the amendments: (a) clarify the Board’s authority to postpone, reschedule, or cancel a previously scheduled annual or special meeting; (b) revise the quorum requirement to provide that a quorum consists of the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, represented in person or by proxy, and modify the provisions relating to adjourned meetings of stockholders (including notice and record date requirements applicable to adjourned meetings); (c) clarify the authority of the chairperson of a meeting of stockholders to convene, recess and adjourn the meeting, and permit any director or officer to serve as chairperson of the meeting; (d) enhance the procedural mechanics and disclosure requirements relating to business proposals submitted, and director nominations made, by stockholders, including by requiring: (1) certain additional background information regarding the proposing or nominating stockholder, any beneficial owner on whose behalf the matter is submitted, any proposed nominee, and their respective affiliates or associates (including information regarding derivative instruments, short positions, hedging transactions, and similar interests, arrangements relating to rights to dividends or distributions, and other agreements, arrangements or understandings relating to such matter), (2) that such information be updated and supplemented as of specified dates in advance of the meeting, and (3) that the number of nominees a stockholder may nominate not exceed the number of directors to be elected at the applicable meeting, and adding related definitions and provisions addressing the timing of nominations following an increase in the size of the Board; (e) increase the maximum duration of a proxy from 11 months to three years; (f) update and conform to the General Corporation Law of the State of Delaware the provisions relating to notice and waiver of notice of meetings, the fixing of record dates, stockholder action by written consent in lieu of a meeting (including by deleting certain provisions related to the information that was required to be provided in a stockholder’s request that the Board fix a record date for such action), inspectors of election, and the availability of a list of stockholders entitled to vote, and to provide for participation and voting by means of remote communication and the use of electronic transmission; (g) revise provisions relating to meetings of the Board and its committees, including quorum requirements and action by written consent or electronic transmission; (h) permit any certificate representing shares to be signed by any two authorized officers of the Company; and (i) designate the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The By-Laws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, as amended and restated, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of The Kraft Heinz Company, effective July 22, 2026.
104	The cover page of The Kraft Heinz Company's Current Report on Form 8-K dated July 22, 2026, formatted in iXBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: July 27, 2026	By:	/s/ Angel Willis
Angel Willis
Executive Vice President, Global General Counsel and Corporate Affairs Officer

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